Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 128 to the registration statement of Investment Trust on Form N-1A ("Registration Statement") of our report dated November 12, 2001 relating to the financial statements and financial highlights which appear in the September 30, 2001Annual Report to Shareholders of Scudder Growth and Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors", and "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2001